Exhibit 99.3

                  ECSI ANNOUNCES STRATEGIC ALLIANCE WITH SIGCOM

Clifton, NJ_ February 17, 2005 Electronic Control Security, Inc. (OTC:EKCS) a leading provider of electronic security systems to government, defense and private sector today announced it has entered into a strategic alliance with SIGCOM, an organization specializing in a broad array of information technology and technical services solutions to federal government customers. SIGCOM will design, engineer, develop, procure, implement, integrate, install, operate, test, provide logistical support services and maintain mission-critical, enterprise information and communication systems and infrastructures for federal government customers in the US and overseas.

SIGCOM focuses primarily on critical national defense programs for the U.S. Government and private industry. ECSI's security solutions include the Fiber Optic Sensors Pulsed Infrared Detection System, Omni directional video assessment, and tracking system, and Integrated Detection and Monitoring System for command and control centers. It is expected ECSI will expand its sales and service to all areas of government. SIGCOM will work with ECSI in the complex and time-sensitive integration of system projects in order to meet critical requirements and scheduling.

Arthur Barchenko Chairman and CEO of ECSI states, "We are very pleased to work with SIGCOM. This alliance gives us the ability to offer our security solutions to government clients in the United States to protect our aviation, ports, cargo, and military facilities. Our comprehensive security solutions protect complexes or defined areas from intrusion by potential hostile threats. This alliance will enable us to effectively address many government and some industrial sites and facilities involving critical infrastructure without adding a layer of cost. It is our strategic goal to help protect governments and industries worldwide."

About SIGCOM, Inc.

SIGCOM Incorporated is a twenty year old systems integrator that focuses on the design and integration of video, as well as instrumentation and security solutions for Federal Government clients. In an environment in which information technology and physical security transports are converging, SIGCOM's particular strength is the ability to develop multi-discipline turnkey network infrastructure solutions that leverage the latest commercial off-the-shelf products and technology.

SIGCOM's world-class service and technical support teams have designed and implemented a full range of security systems and force protection solutions for the U.S. Federal Prisons' market, the Department of Defense, the Smithsonian Institute, Special Operations Groups and the Intelligence community worldwide.

Video systems include secure video conferencing, multimedia solutions for command conference room facilities, command centers, and video conferencing fly-away packages. Security systems implemented include control room integration for Federal Prisons, integrated security solutions for DoD facilities and perimeters, and deployable electronic security packages for war-fighter units.

SIGCOM specialties also encompass the complete life cycle support of command centers design, engineering, installation, integration, training, implementation, and maintenance of:

o     Video based solutions

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o     Instrumentation & control systems

o     Security & surveillance systems

o     Audio/visual systems

o     Telecommunications & information systems

Learn more about SIGCOM at www.sigcom.net

About ECSI

ECSI is recognized as a global leader in fully networked and integrated perimeter intrusion detection security sensor systems and an effective ISO 9001:2000 quality provider for the Department of Energy, the Department of Defense and Homeland Security programs. The company designs, manufactures and markets physical electronic security systems for high profile, high-threat environments. The employment of risk assessment, inclusive of threat, vulnerability and criticality factors, allows ECSI to determine and address the security needs of site-specific government and commercial-industrial installations. The company also has teaming agreements with Athena Ltd., ADT Federal Systems, ARINC, SRH Marine, Resource Consultants Inc., and other industry leaders. ECSI is located at 790 Bloomfield Avenue, Bldg. C-1, Clifton, NJ 07012. Tel: 973-574-8555; Fax: 973-574-8562; for more information on ECSI and its customers please go to http://www.anti-terrorism.com.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied as the result of a variety of factors, of which a number could be potentially beyond the Company's control. The Company's actual results and events will be expressed from time to time in the Company's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. The forward-reaching statements contained herein are made only as of the date of this press release and the Company assumes or undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For ECSI IR contact:
John Lipman
Lipman Capital Group Inc.
212-737-9803
jlipman@lipmangrp.com